UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

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PLURALSIGHT, INC.

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Investor Presentation February 2021

The Pluralsight / Vista Transaction Delivers Compelling Value to Shareholders Robust, Independent Process Resulted in Superior Value to Standalone Plan Compelling, certain ? Offers immediate cash value to Pluralsight shareholders at a significant premium, not subject to execution risk and challenges of standalone plan value for shareholders ? 9.2x and 8.1x the last 12 months’ (LTM) and next 12 months’ (NTM) revenue — Well above median of relevant precedent M&A transactions — Among highest multiples on Rule of 40 (growth and profit) basis — Among highest multiples paid for public SaaS company by private equity acquiror ? 26% and 25% premia to undisturbed price and 30-day VWAP prior to announcement of transaction, respectively Challenging ? Competes in highly competitive, rapidly evolving and fragmented market market context ? Modest barriers to entry and low switching costs relative to broader enterprise software sector ? Emergence of new, highly capitalized competition and free / ad-supported offerings (e.g. leveraging YouTube, GitHub and similar platforms) has accelerated competitive pressure ? Competitive pressure has led to lower retention, higher S&M spending and slowing growth ? M&A has been and will be required to support growth; company has executed 11 M&A transactions representing aggregate price of ~$425M over past 8 years, which is expected to accelerate in the coming years ? Ongoing need for M&A introduces execution risk and risk of dilution to shareholders; access to lower cost debt capital is limited due to FCF profile and overhang of existing convertible debt 2

The Pluralsight / Vista Transaction Delivers Compelling Value to Shareholders Robust, Independent Process Resulted in Superior Value to Standalone Plan Robust transaction ? Comprehensive review of strategic options, including remaining standalone process ? Engaged with 14 parties (6 strategic acquirers and 8 financial sponsors) representing those with industry focus and sufficient capital to pursue the Pluralsight opportunity; 12 parties signed confidentiality agreements ? Vista was only party to submit a proposal ? Negotiated 23% increase from Vista’s initial offer ? Negotiated 70% reduction in TRA liability, leading to ~$1.80 per share increase in value to Pluralsight shareholders Strong governance ? Process led by fully-independent Transaction Committee not party to TRA protections for ? Transaction Committee was fully-empowered to oversee and direct process, with ability to say “No” shareholders ? Conditioned on a “majority of the minority” approval, requiring the support of a majority of shareholders not party to TRA (and independent from management) Vote the WHITE card in support of the Pluralsight transaction to secure compelling, certain value for your investment 3

A Compelling Valuation and Premium Achieved for Shareholders ? High end of valuation metrics and KEY FACTS A Highly represents significant premia to Compelling Deal multiple valuation benchmarks 26% for Shareholders Premium ? 2nd highest NTM and LTM to undisturbed closing price on 11/9/20 revenue multiple paid for public SaaS company by private equity 25% Premium acquiror at time of deal to 30-day VWAP prior to announcement of transaction announcement1 9.2x LTM Revenue ? Highest growth and margin adjusted NTM revenue multiple 8.1x NTM Revenue paid for public SaaS company by a private equity acquiror and 3rd 0.54x Rule of 40 highest all time1 1 Based on transactions greater than or equal to $1 Billion. 4

Compelling Value Compared to Precedent Transactions NTM RULE OF 40 MULTIPLE LTM REVENUE MULTIPLE NTM REVENUE MULTIPLE ENTERPRISE VALUE / REVENUE / ENTERPRISE VALUE / REVENUE MULTIPLE ENTERPRISE VALUE / REVENUE MULTIPLE (1) (REVENUE GROWTH + LFCF MARGIN)(1)(2) 9.2x 0.54x 8.1x 7.9x 7.5x 6.6x 6.5x 0.26x 0.25x Pluralsight Peer Median Peer Median Pluralsight Peer Median Peer Median Pluralsight Peer Median Peer Median (Sponsor Txn) (Sponsor Txn) (Sponsor Txn) Sources: Company press releases, Company filings, 451 Group, CapitalIQ, FactSet and Wall Street research. Note: Full detail on page 25. 1. NTM revenue based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement. NTM revenue growth based on NTM revenue and the revenue from the last completed twelve-month (LTM) period with public filings as of transaction announcement. 5 2. Levered free cash flow based on cash flow from operations less capital expenditures. NTM LFCF margin based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement.

The Transaction Delivers Material Premia to Shareholders Vista Deal Price: $20.26 per Share Share Price ran up Premium: Premium: ~18% 26% 25% from first transaction $16.10 $16.23 rumors to announcement date (12% relative to NASDAQ) Nov. 9 30-Day VWAP (closing share price before transaction rumors) 6

Pluralsight Faces Significant Challenges in its Long-Term Prospects ? Competes in highly competitive, rapidly USER-GENERATED evolving professional skill development market KEY FACTS ? Emergence of new, highly capitalized Competition has increased competitors has accelerated competitive from some of the largest pressure technology companies in the world ? Modest barriers to entry and low switching ONLINE TRAINING Experiencing customer costs relative to broader enterprise software churn, pricing pressure sector and increasing customer acquisition costs ? Discretionary nature of services creates significant volatility based on changes in Billings and revenue customer budgets and timing; Pluralsight is growth have declined highly susceptible to changes in market conditions Wall Street analysts’ growth forecasts for ? Continued evolution of free video tutorial CLASSROOM Pluralsight consistently declining over time options from user-generated communities has elevated pricing pressure 7

Pluralsight Has Experienced Significant Competitive Challenges Since 2019 We Have Taken the Initiative to Address Many of These Issues But a Return to Attractive Growth Will Require Significant Incremental Investment PLURALSIGHT’S GO-TO-MARKET CHALLENGES WHERE WE ARE RIGHT NOW “…rough quarter highlighted by weaker B2B billings performance ? Changes to sales and marketing process are substantially following shocking sales execution issues. Importantly the company complete is implementing new go to market strategies to get billings back on track…”? COVID-19 impact has lessened – SunTrust, 8/1/19 HOWEVER Q2’2019 Billings missed street expectations by (9%) and stock price fell by 40% ? Revenue growth remains below 20% ? Annual billings growth expectations remain in low teens OUR RESPONSE ? Sales efficiency is at low end of peers Following this, Pluralsight took significant steps to address ? Company remains unprofitable these challenges, including: Reorganization of sales team WHAT WE STILL NEED TO DO – New CRO, significant ramp in sales headcount ? Accelerate inorganic growth initiatives Increased investment in sales & marketing efforts – Robust S&M investment compared to peers ? Continued investment in the product Acceleration of inorganic growth initiatives ? Continued investment in GTM efforts – Acquired GitPrime, DevelopIntelligence, etc. Source: Mean consensus estimates per FactSet. Note: Permission to use quotation neither sought nor obtained. 8

Competitive Headwinds Have Made it More Difficult and Expensive to Secure and Retain Customers ANALYST OBSERVATIONS LTM DOLLAR-BASED NET RETENTION RATES “[R]isks are accentuated by a fairly crowded market which includes alternatives such as – instructor-led training, LMS, 128% 128% MOOCs, and free resources.”127% –Citi, 11/6/20 126% 125% “Heightened competitive landscape has resulted in added churn for small business customers in 3Q as clients opted for lower cost alternatives” 120% 120% 120% –Piper Sandler, 11/6/20 118% “[I]ncreased (implied) pricing pressure from LinkedIn within the broader Microsoft (MSFT, Not Rated) enterprise relationships. Additionally, we continue to hear about buying decision contemplating vendor consolidation to include general learning courses and HR-centric capabilities, limiting the ability of PS to lean heavily on its tech chops to win 113% new deals” –BTIG, 12/14/20 “Technology has been evolving at a rapid rate, and as a result many of Pluralsight’s courses need to be constantly refreshed with new content. If current authors are not able to adequately keep up with the speed of innovation, then users on the platform may look to competing solutions… There are also relatively low switching costs for a company that wanted to go to a competing solution.”Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 Q1’20 Q2’20 Q3’20 –Raymond James, 2/1/21 PROJECTED SALES INVESTMENT PER $ OF REVENUE LTM S&M EXPENSES AS A % OF REVENUE BENCHMARK VS PEERS (LTM S&M EXPENSES / PROJECTED INCREASE IN NTM REVENUES) 54% $5.61 52% 51% 50% 47% 38% 38% $3.96 $3.78 32% $3.65 $3.17 $3.06 29% $2.84 $2.47 23% 21% 19% $2.10 19% 18% 18% $1.87 $1.84 $1.51 $1.49 $1.47 $1.43 Domo Pluralsight Tenable PagerDuty New Relic Proofpoint Medallia Box Cornerstone Paylocity Dropbox Model N Appfolio Qualys RealPage New Relic Box Domo Pluralsight Proofpoint Model N Tenable Medallia PagerDuty Appfolio Dropbox RealPage Qualys Paylocity Cornerstone OnDemand OnDemand Sources: Company press releases, Company filings, CapitalIQ, FactSet and Wall Street research. Note: Permission to use quotation neither sought nor obtained. 9 1. Retention metrics are on B2B Revenues only.

Despite Significant Focus on Business Execution, Growth Has Continued to Decline Since the IPO, With Continued Cash Burn BILLINGS GROWTH YOY REVENUE GROWTH YOY 44% 42% 42% 41% 42% 42% 40% 42% 38% 34% 33% 32% 28% 28% 23% 25% 20% 16% 17% 18% 11% 9% Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 Q1’20 Q2’20 Q3’20 Q4’20 * Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 Q1’20 Q2’20 Q3’20 Q4’20 * FREE CASH FLOW $M Does not incorporate M&A spend, which was important in partially offsetting the 5 decline in growth 2 3 (1) (5) (7) (9) (11) (13) (15) (18) * Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 Q1’20 Q2’20 Q3’20 Q4’20 * Based on midpoint of guidance for Q4’20 10

The Market Has Not Reacted Favorably to the Growth We Have Been Able to Achieve in the Context of these Market Headwinds NTM BILLINGS GROWTH ESTIMATES 40% Market challenges have resulted in a 60% reduction (from 33% to 13%) in billings growth rate expectations over the past 6 quarters 30% Prior to Q3 earnings, billings growth was already anticipated to be in the low teens – at Q3 earnings, the Company clearly Impact of increased messaged that timing would result in a weaker Q3 but a 20% competitive headwinds and stronger Q4 need to address sales & Continued impact of marketing process competitive challenges 10% combined with COVID 13% 0% Apr-19 Jun-19 Aug-19 Oct-19 Dec-19 Feb-20 Apr-20 Jun-20 Aug-20 Oct-20 Dec-20 Feb-21 Q2’19 Q3’19 Q4’19 Q1’20 Q2’20 Q3’20 Q4’20 Billings vs ? 9% 3% 1% ? 8% 4% ? 4% 6% Street: Stock Price ? 40%? 1%? 9%? 3% 9% ? 22% 1% Rxn: “We are surprised by the “Part of that improvement will “…with numbers failing to “Strong sales activity in “…investors are more likely “…billings growth ““PS’ preliminary 4Q20 magnitude of the billings come on the back of move higher, another quarter January and February fell off focused on a return to decelerated again.and it results include 17-18% weakness and we expect the increased sales coverage ahead with very tough materially in March owing to durable ~30% B2B billings appears that the pace of billings growth …4Q20 y/y stock to be a show me story investment and while that will comps, and a back-half COVID-19. This is reflected growth in the years to come, acceleration into 2021 will be comp was similar to 3Q20, until investors gain weigh on 2020 profitability.” weighted 2020, we see in 1Q20 overall billings a level that could prove more muted than we but 4Q20 likely benefited confidence in billings re- J.P. Morgan, 10/31/19 shares fairly priced at current …meaningfully below challenging.” previously forecast.” from PS Live client acceleration.”levels.”expectations.” Morgan Stanley, 7/30/20 J.P. Morgan, 11/6/20 conference timing at Sun Trust, 8/1/19 Morgan Stanley, 2/13/20 Sun Trust, 4/29/20 expense of 3Q20.” Baird, 2/1/21 “…[G]iven the strength we see in our pipeline and forecast for Q4, we have confidence in the raised annual revenue and earnings expectations we included in today’s earnings release. … [S]hifting PS LIVE from August to October this year… caused the corresponding timing shift and the benefits from PS Live from Q3 to Q4. …Our pipeline is strong coming out of a successful PS LIVE, and we are confident that we will achieve our annual goals with another strong Q4, Source: Mean consensus estimates per FactSet historically by far our best performing quarter of the year.” -Pluralsight Q3 Earnings Call, Nov. 6, 2020 Note: Permission to use quotation neither sought 11 nor obtained.

Long-Term Strategic Plan is Highly Dependent on M&A, Which Poses Inherent Risk ? Competing against well-capitalized online competitors, traditional ILT industry and user-generated content ? To stay ahead of competition, Pluralsight must continue to build out product portfolio through acquisitions ? Completed 11 M&A transactions over the past 8 years, spending ~$425M; will need to increase significantly going forward ? Ongoing acquisitions subject to execution risk around integration and product roadmap ? Given the presence of well-capitalized strategic parties and significant private capital, we are likely to face significant competition as we pursue inorganic growth, which reduces certainty and could potentially increase price of M&A ? ~$594M convertible note overhang limits ability to tap lower cost debt markets to fund M&A 12

Selected Analyst Commentary Regarding the Transaction and Business Dynamics We view this transaction positively for Pluralsight’s long-term trajectory as we believe it is a We note that the purchase price reflects a roughly 8x multiple on our 2021 revenue estimate (above fair price (96.5% of our previous $21 NTM PT) and the company will be afforded the average of sub-20% SaaS growers). […] capital and operational focus to meaningfully accelerate their business. Further, From a financial performance perspective, the company has had an interesting last 12-18 months. As we’ve Pluralsight will be able to bolster its overall offering as a private company, and provide it with mentioned multiple times previously, the company experienced sales execution issues midway through the optionality to reemerge again as a public company. last year and then started to realize stabilization and modest improvement within their go-to-market in Notably, Vista’s in-depth software portfolio and broader EdTech experience should be subsequent quarters. Unfortunately, Pluralsight was not immune to the impact of the COVID-19 pandemic and beneficial to PS (Vista’s Ed Tech companies includes PowerSchool, EAB, SirsiDynix). experienced weakening demand trends as a result of the uncertain macro environment, which has Further, Vista’s cash balance can provide meaningful assistance with larger impacted billings growth rates in recent quarters. In addition to company-specific dynamics and uncertain mergers/acquisitions than the company could have achieved as a public company. macro, we believe the company likely saw competitive pressures at the lower end of the markets it was serving. At the upper end of the commercial market and large enterprise landscape, the company – Piper Sandler, 12/14/20 maintains a strong competitive presence which Vista is likely to be able to more fully exploit. We think the acquisition by Vista Equity Partners could enable the company to further focus on product development with a longer-term view and lessen the focus on meeting quarterly financial Given Pluralsight’s prior execution challenges and emerging competitive pressures from expectations. Given Vista’s scale and access to capital, we would not be surprised to see Pluralsight private competitors, we believe the proposed transaction is a good outcome for accelerate its product roadmap, both organically and through acquisitions. shareholders, and enables the Company to focus more on enterprise, reconfigure sales go – Truist, 12/14/20 to market at the SMB level, and to do so out of the public eye. We believe Pluralsight executed a thorough and complete process, which began in late September/early October, and which included participation from 14 strategic and financial parties. – Key Banc, 12/14/20 Our recent fieldwork has pointed to some increased focus on digital learning mgmt platforms, especially as in-person learning budgets are available, and longer-term plans do not expect a return to classroom training. This paints a more positive picture for the next few years than might have been expected a few months ago, but those conversations are also highlighting the increased (implied) pricing pressure We note the takeout multiple of 8x EV/NTM revenue is at the higher end of private from LinkedIn within the broader Microsoft (MSFT, Not Rated) enterprise relationships. Additionally, we equity acquisitions of public software companies that we have tracked. continue to hear about buying decision contemplating vendor consolidation to include general learning courses and HR-centric capabilities, limiting the ability of PS to lean heavily on its tech – D.A. Davidson, 12/14/20 chops to win new deals. …recent consolidation in the market and ongoing investments at LinkedIn Learning continue to We estimate the acquisition would represent roughly 9.3x trailing revenue multiple, pressure upside. By taking a trip behind the moon and joining forces with Vista’s network of partners and largely in line with recent software takeout valuations. … Until now we have maintained financial resources, provides the company the opportunity to continue to invest in the long-term a Neutral rating on the stock… growth of the company regardless of the short-term macro headwinds of the current environment. – BofA, 12/14/20 – BTIG, 12/14/20 Note: Permission to use quotation neither sought nor obtained. 13

Selected Analyst Commentary Regarding the Transaction and Business Dynamics AT DEAL AT DEAL We think this is a good move for the company, as it had run into execution and We were relatively surprised by the announcement and the implied demand issues in recent quarters. Going private could provide the opportunity for PS to transaction multiple (7.7x 2021 EV/sales). While we recognize Pluralsight has invest in a way to turn the tide on growth, further optimize the B2B business relative to the faced challenges over the recent quarters, in large part due to the pandemic, we B2C business, all while not having to worry about the pressure of delivering quarterly believe the business could be a long-term beneficiary from pandemic-related results to public shareholders. disruptions Takeout multiple below Software/SaaS industry average. The transaction implies ~8x – Berenberg, 12/14/20 our CY21E revenue which is below the 12x NTM sales the overall software industry and ~18x NTM sales that the SaaS sub-segment are trading at respectively. Here we would BUT, ONE MONTH PRIOR note another recent takeout of an education software company was Thoma Bravo’s acquisition of Instructure in December of 2019. That deal is estimated to be valued at ~6x Our EV/sales multiples approach yields a value of $17. We apply 5.5x 2021E NTM revenue according to Bloomberg consensus numbers. EV/sales on Pluralsight. This compares to our previous valuation of $27, which was based on applying 8.5x 2021E EV/sales. Our lower price target is primarily – JP Morgan, 12/14/20 driven by lowering the multiple we apply on the business, which we believe BUT, ONE MONTH PRIOR is justified given billings growth deceleration and elevated levels of churn seen in Q3 2020. Lower than anticipated billings growth in the quarter makes us believe that it is – Berenberg, 11/9/20 going to take longer for top-line metrics to re-accelerate and create the right demand to drive the multiple to the previously utilized 8x. Looking at other companies in our coverage that are going through similar challenges on the top-line including MIME, FEYE, RP, and NEWR, these companies tend to trade at 5-6x revenue, and we believe that Pluralsight would be at the high end of those comparisons. – JP Morgan, 11/6/20 Note: Permission to use quotation neither sought nor obtained. 14

Pluralsight Conducted a Robust, Independent Process to Maximize Shareholder Value ? Process involved 14 parties (6 potential strategic acquirers and 8 financial sponsors) 14 PARTIES CONTACTED ? 12 entered confidentiality agreements and attended management presentations with CEO and CFO PRIOR TO SIGNING ? Included 2 parties in the process that made inbound inquiries due to market rumors; after rumors about sale process MERGER AGREEMENT were published, no additional parties made any inquiries ? Transaction Committee composed only of independent members of Board who were not party to TRA NEGOTIATIONS LED BY INDEPENDENT ? Transaction Committee was fully empowered by Board to oversee and direct strategic alternatives process; empowered TRANSACTION with ability to say “No” COMMITTEE COMPREHENSIVE ? Highly-engaged process covering 11 weeks PROCESS ? Transaction Committee and Board met more than 15 times SIGNIFICANT INCREASE IN ? Transaction Committee led negotiations that resulted in 23% increase from initial price offered by Vista and $290M reduction in TRA value, benefiting shareholders FINAL PRICE FROM INITIAL OFFER ? Vista firmly indicated that its offer was best and final ZERO PARTIES ? While other parties sought additional information, and were granted equal access to management and data room, none other than Vista submitted a formal acquisition proposal SUBMITTED AN ALTERNATE PROPOSAL ? Despite a termination fee consistent with market practice, no competing bid has emerged since public announcement 15

Pluralsight’s Independent Transaction Committee Led the Process ? Transaction Committee members were: — Independent of management — Independent of Vista and prior sponsor owners — Not party to TRA ? Board delegated to Transaction Committee, to fullest extent permitted under Delaware law, the power and authority to lead the process, including TRA negotiations BONITA C. STEWART LEAH JOHNSON Vice President, Global Partnerships, Chief Communications, Marketing & Advocacy ? Transaction Committee had to approve any transaction Google, Inc. Officer, Lincoln Center for the Performing Arts; Former SVP, Citigroup before it could be voted on by the Pluralsight Board ? Transaction Committee delivered 23% increase in value ? 20+ years of experience in digital ? Decades of experience advising CEOs to shareholders over course of process by negotiating transformation across multiple and political campaigns on strategic industries communications increases in offer from Vista, and pushing for significant (70%) reduction in TRA liability ? Senior management experience ? ~10 years experience as Chief at Google, Chrysler and IBM Communications Officer at Citigroup ? Founder of two companies 16

Significant Increase in Final Price for Shareholders from the Initial Offer 23% $20.26 PRICE INCREASE FROM INITIAL OFFER $18.46 $17.75 $16.50 Nov. 6 Nov. 11 Nov. 17 Dec. 13 Transaction Transaction Transaction Committee requested Committee requested a higher Committee determined it would higher proposal from proposal from Vista, and not support a transaction with Vista and sought to re-engage 2 continued discussions with 2 other Vista unless TRA liability was Deal Announced other bidders parties; also began TRA reduced by $290M, and such negotiations value was applied to shareholders 17

The Amended TRA Represents a Significant Benefit to Shareholders ? $290M reduction in liability of TRA, which is a 70% REDUCTION contractual, debt-like, obligation of Pluralsight, was $417M successfully negotiated to direct benefit of shareholders ? This amount, which would otherwise have been payable to TRA beneficiaries, resulted in dollar-for-dollar increase in consideration paid to shareholders ? Negotiated reduction in TRA value equates to increase in per-share amount payable in the $127M transaction of ~$1.80 per share Contracted Negotiated 18

CEO, Founder and Largest Shareholder is Aligned with our Public Investors and Supportive of the Transaction ? Aaron Skonnard, our CEO, co-founded Pluralsight in 2004 ? He currently holds 15.5 million shares (approximately 10% of outstanding shares), making him the largest shareholder in Pluralsight ? Aaron’s interests are overwhelmingly aligned with those of our public shareholders — Investment in Pluralsight represents the majority of his net worth — Value to be received for his shares far exceeds the value Aaron is receiving as a beneficiary of the TRA (and which he would potentially realize over time if the company pursued a standalone strategy); Aaron was fully supportive of the $290M reduction of payments to TRA beneficiaries ? Aaron has had no discussions with Vista relating to his employment with or equity in the company post-transaction — No agreement or understanding regarding a future role with the company — No agreement or understanding regarding any go-forward equity or incentive equity 19

Eminence and Akaris’ Analysis is Flawed and Misleading EMINENCE & AKARIS’ CLAIMS THE FACTS PREMIUM • “Represents de Minimus premium”• 26% premium to undisturbed price • “[O]nly a 6.7% premium… [to] the last trading day prior to the announcement”• Multiple instances of public deal speculation prior to announcement – Pluralsight’s stock price increased by 18% from • “A 9% discount to the stock’s 52?week high of $22.36 on August 5, 2020” initial speculation to day prior to announcement • “Only a 1% premium to the first closing price of $20.00 after Pluralsight’s IPO on • References to old stock prices ignore impact of declining growth expectations on Pluralsight’s trading price May 17, 2018” VALUATION • “…Qatalyst seemed to exclude certain transactions that occurred during the time • Precedent deals and comparable peers selected based on businesses, scale, growth and profitability RELATIVE TO period, such as MuleSoft”• 9.2x NTM and 8.1x LTM revenue multiples attractive relative to relevant precedent deals, and at high end on a Rule of 40 • “An acquisition offer of $20.26 per share represents a multiple of only 9.6x adjusted basis PRECEDENT enterprise value / LTM recurring sales, a discount to [four Akaris selected sponsor • Salesforce acquired MuleSoft for 15.7x NTM Revenue when growing at 39% with a 2% FCF margin – on a Rule of 40 DEALS software deals] of 11.3x enterprise value / LTM recurring sales” adjusted basis, MuleSoft’s multiple would be 0.38x vs. Pluralsight’s 0.54x • “…prior deals were completed at a time when SaaS companies growing <30% • Akaris utilized very limited deal comp of four companies; average Rule of 40 adjusted multiple for those deals would have annually traded ~8x enterprise value / NTM sales” been 0.38x (see page 26) VALUATION • “[W]rong comparable companies. Only three of the 21 companies used by the • References to broad comp sets also do not take into account the significantly greater barriers to entry and “stickiness” of RELATIVE TO Compensation Committee… were used by Qatalyst in its analysis” many enterprise software business models relative to eLearning • “…[Akaris’ EV/Sales vs. Revenue Growth analysis] suggests that an acquisition • “Proxy Comps” never intended to be valuation comps – represent companies we compete with for talent; moreover, they COMPARABLE multiple of 11.5x enterprise value / 2022 recurring sales, which implies $37 per fully were selected in 2018 from a higher-growth peer group when Pluralsight was growing 30+% COMPANIES diluted share”• Akaris’ trading analysis reflects only revenue growth, not the Rule of 40; moreover, appears to use comp set with ~55% of peers growing above Pluralsight and ~2/3% of the comps trading above line of fit growing faster than Pluralsight FORWARD • “COVID-related considerations and greater work-from-home initiatives have • Market expectations for Pluralsight’s growth declined significantly over past 6-7 quarters OUTLOOK accelerated a pre-existing shift in enterprise educational budgets … towards digital • COVID has adversely impacted sales, esp. in SMB market, given enterprise educational budgets are discretionary delivery…”• Despite large TAM, barriers to entry are modest, and there are low switching costs relative to broader enterprise software • “[I]mmediate total addressable market of $42 billion and 102 million potential global sector; significant competition from large, well-capitalized competitors and free offerings leveraging ad-based users.” infrastructure (e.g. YouTube, GitHub, etc.) • “…[L]egitimate alternative to individuals going back to school and will be able to • To reignite growth to 20%+, must expand product offering and enter broader eLearning markets; requires substantial start taking share in the global eLearning market that is over $300 billion.” investment including inorganic M&A • “…We Believe Will Accelerate Revenue Growth to 20%+ Soon” 20

Eminence and Akaris’ Analysis is Flawed and Misleading (Cont.) EMINENCE & AKARIS’ CLAIMS THE FACTS Q3 / Q4 EARNINGS • “[T]he Company provided some optically disappointing • The shift in PS Live was known as of May 14, 2020 results and guidance…[a]lthough the Company had moved • The Company made it clear that the weaker performance in Q3 would be offset by a stronger Q4 its annual user conference from the third to the fourth • A significant portion of bookings occur in the final weeks of a quarter, so announcement of the first month’s performance did not quarter…”• “[T]he Company chose not to disclose [favorable early results impact our guidance • To ensure maximum transparency, the Company pre-released key Q4 metrics on February 1, 2021 – the market reaction was in Q4] on the conference call nor explain why they were ~1%1 guiding to +12-13% despite such a strong month.” BELOW ANALYST • “Price is below 11 of 14 analyst target prices made recently • Akaris falsely states that Berenberg, the first analyst cited and the high end of the range, had a target at $27 per share – in fact, LONG-TERM and prior to the announcement of the merger” Berenberg reduced its target in November 2020 to $17 per share TARGETS • Akaris’ table is also misleading, as it does not show analysts – from leading brokerages – with price targets below the offer price including BofA ($18 per share), Morgan Stanley ($19 per share), JPMorgan ($20 per share) • In reality, the average long-term analyst price target was approximately $21 per share at the time of the deal and this represented a long-term value, incorporating the risks and uncertainties associated with the standalone TRANSACTION • “The Transaction Committee… was not independent and had • Transaction Committee is experienced, fully-independent and fully-disinterested COMMITTEE little power.”• Fully empowered to say “No”• “[A]cknowledged the inadequacy… changed its composition • Supported by independent legal and financial advisors and enhanced its formal power.”• Composition was changed when it was determined there was an opportunity to negotiate additional value for shareholders through the TRA MANAGEMENT • “…Company management, who will divide up the spoils of an • Pluralsight management are significant owners of the firm and their interests in maximizing value in this deal are overwhelmingly PARTICIPATION artificially low takeover price…” consistent with that of public shareholders • Pluralsight management has had no discussions with Vista regarding ongoing involvement and/or future participation in the investment TRA • “…[P]otential payment may partially explain why nearly all • Sophisticated strategic and financial parties understand that there is a potential to negotiate the value of a TRA – as has been the the prospective buyers of the Company never made a formal case in precedent deals involving a TRA offer.”• In addition to Vista, the one other party provided an indication of interest provided an indication on a gross basis (inclusive of any value to the TRA) that addressed the potential for negotiating a lower value 1. Market reaction occurred after the announcement of Vista’s all-cash acquisition proposal. 21

The Pluralsight / Vista Transaction Delivers Compelling Value to Shareholders Robust, Independent Process Resulted in Superior Value to Standalone Plan Compelling, certain value for Robust transaction process shareholders Challenging Strong governance protections for text shareholders Vote the WHITE card in support of the Pluralsight transaction to secure compelling, certain value for your investment If you have any questions or need assistance voting your shares, please contact our proxy solicitor: Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022 Shareholders may call toll free: (877) 687-1866 22 Banks and Brokers may call collect: (212) 750-5833

Appendix 23

Summary of Transaction Terms ? $20.26 per Share Consideration ? All Cash ? Unanimous approval by the Independent Transaction Committee and the Pluralsight Board ? Majority of voting power of outstanding common stock (as a single class) Approvals ? Conditioned on an approval of a “majority of the minority” provision requiring the support of a majority of shareholders not party to the TRA (and independent from management) ? Customary regulatory approvals ? Record date: January 15, 2021 Timeline ? Special meeting date: March 2, 2021 24

Compelling Value Compared to Relevant Public Software Acquisitions 14.3x 13.2x 12.6x 11.8x 11.2x 10.9x Median (excluding Pluralsight) 7.9x 10.0x 9.8x 9.4x 9.2x 8.8x 8.8x 8.1x 8.1x 8.0x 7.9x 7.8x 7.7x 7.6x 7.5x LTM REVENUE 7.4x 7.0x 6.3x 4.9x 4.3x MULTIPLE 4.2x 4.0x 3.7x 3.5x 3.4x 2.6x ENTERPRISE VALUE / REVENUE MULTIPLE 11.5x 10.9x 10.2x 9.1x 8.9x 8.7x Median (excluding Pluralsight) 6.6x 8.4x 8.3x 8.1x 8.1x 7.8x 7.5x 7.0x 6.9x 6.8x NTM REVENUE 6.7x 6.5x 6.5x 6.5x 6.3x 6.2x 5.9x 5.3x MULTIPLE 4.1x 3.9x 3.6x 3.4x 3.3x 3.2x 3.2x 2.3x ENTERPRISE VALUE / REVENUE MULTIPLE (1) 0.55x 0.54x Median (excluding Pluralsight) 0.46x 0.46x 0.41x 0.37x 0.37x 0.35x 0.34x 0.33x NTM RULE OF 40 0.32x 0.30x 0.30x 0.30x 0.28x 0.26x 0.27x 0.25x 0.25x 0.24x 0.22x 0.21x 0.21x 0.20x 0.18x MULTIPLE 0.18x 0.16x 0.12x 0.11x 0.10x 0.09x 0.09x ENTERPRISE VALUE/ REVENUE / (REVENUE GROWTH + LFCF MARGIN) MULTIPLE (1) (2) Sources: Company press releases, Company filings, 451 Group, CapitalIQ, FactSet and Wall Street research. Note: The transactions used in this comparison were selected based on factors including that they are acquisitions of publicly traded companies in similar lines of business to Pluralsight or that have a similar business model, similar financial performance or other relevant or similar characteristics. 1. NTM revenue based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement. NTM revenue growth based on NTM revenue and the revenue from the last completed twelve-month (LTM) period with public filings as of transaction announcement. 25 2. Levered free cash flow based on cash flow from operations less capital expenditures. NTM LFCF margin based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement.

Akaris Precedent Transaction Stats AKARIS SPONSOR TRANSACTIONS(1) NTM RULE OF 40 MULTIPLE (ENTERPRISE VALUE / REVENUE / (REVENUE GROWTH + LFCF MARGIN)(2)(3) 0.55x 0.54x Akaris selected 4 transactions for its 0.46x Median: comparison – Ellie Mae, Ultimate Software, Mindbody and Apptio; the 0.37x average multiple of these transactions was estimated by Akaris to be 11.3x 0.28x EV/LTM revenue, although three of 0.25x the four were significantly cash flow positive Pluralsight Ellie Mae MINDBODY Apptio Ultimate Software (Thoma Bravo) NTM REV. 14% 4% 17% 16% 20% GROWTH NTM FCF 1% 9% (2%) 10% 14% MARGIN Sources: Company press releases, Company filings, 451 Group, CapitalIQ, FactSet and Wall Street research. 1. From Akaris letter dated December 28, 2020. 2. NTM revenue based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement. NTM revenue growth based on NTM revenue and the revenue from the last completed twelve-month (LTM) period with public filings as of transaction announcement. 26 3. Levered free cash flow based on cash flow from operations less capital expenditures. NTM LFCF margin based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement.

Eminence Precedent Transaction Stats EMINENCE SPONSOR TRANSACTIONS(1) NTM RULE OF 40 MULTIPLE (ENTERPRISE VALUE / REVENUE / (REVENUE GROWTH + LFCF MARGIN)(2)(3) Eminence selected 9 transactions for its comparison – Slack, Ellie Mae 0.98x (ICE), Tableau, Ultimate Software, MINDBODY, Apptio, SendGrid, MuleSoft, Callidus Software; the Median: average multiple of these transactions 0.54x was estimated by Eminence to be 0.46x 0.34x 0.38x 11.5x EV/NTM revenue, although five 0.35x 0.33x 0.30x 0.28x of the nine were significantly cash flow 0.25x positive, and all were forecasted to growth at a much higher rate NA(4) Pluralsight Slack MINDBODY MuleSoft SendGrid Tableau Callidus Apptio Ultimate Ellie Mae Software Software (ICE) NTM REV. 14% 29% 17% 39% 24% 20% 19% 16% 20% 30% GROWTH NTM FCF 1% 0% (2%) 2% 8% 12% 9% 10% 14% –MARGIN Sources: Company press releases, Company filings, 451 Group, CapitalIQ, FactSet and Wall Street research. 1. From Eminence presentation dated February 8, 2021. 2. NTM revenue based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement. NTM revenue growth based on NTM revenue and the revenue from the last completed twelve-month (LTM) period with public filings as of transaction announcement. 3. Levered free cash flow based on cash flow from operations less capital expenditures. NTM LFCF margin based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement. 27 4. Lack of NTM levered free cash flow estimates due to private transaction.

Independent Transaction Committee Led Robust Market-check Process 2020 Earlier September October July 31, 2019 September 17 September 28-30 Early October October 9 October 16 October 18 October 26 Pluralsight announces Vista indicates • Initial outreach by • Management Pluralsight’s financial 1 financial sponsor Remaining 4 Remaining 2 Q2 earnings interest in an Pluralsight’s presentations and advisor received an drops from the sponsors (including financial sponsors acquisition of financial advisors to diligence sessions unsolicited inquiry from process, indicating Vista) receive (other than Vista) April 29, 2020 Pluralsight 11 potential with 10 interested a financial sponsor; that it would be process letter or dropped from Pluralsight announces counterparties parties the party was included difficult to pay a bidding instructions process; cited Q1 earnings September 24 (including Vista) in the process premium; cited concerns regarding Full Board receives • 4 remaining October 23 April – May 2020 concerns regarding commoditization of update regarding • 10 (including Vista) strategics and 2 October 13 1 financial sponsor Initial Board slowdown in growth, content, cost Vista’s interest; executed (or were financial sponsors TC was modified to be dropped from discussions regarding net dollar retention structure, and Transaction already subject to) declined to proceed composed of Johnson process, indicating Pluralsight’s strategic and pricing pressure growth profile Committee (TC) and NDA after initial and Stewart to ensure that it would not be positioning formed diligence parties that were both able to pay a October 27 • 2 strategics July 29, 2020 independent of meaningful Vista indicates that declined to proceed • 4 financial Pluralsight announces management and had premium; cited it would not submit sponsors remained Q2 earnings no interest in the TRA concerns regarding a proposal until engaged in the growth and after the U.S. process October 14 competitive position federal elections TC meeting and Pluralsight’s announcement of Q3 earnings 28

Independent Transaction Committee Led Robust Market-check Process 2020 November December November 2 November 10 November 13 November 17 November 19 December 7 TC meeting • Initial Betaville Pluralsight’s financial • Vista verbally increases Vista provided a final TC update meeting November 4 Intelligence article advisors counter to Vista offer @ $18.46 per written acquisition December 9 • Pluralsight director speculating that @ $23.00 per share share assuming $406 proposal at $20.26 per Second Betaville Pluralsight was in (assuming a $0 TRA million TRA payment share received unsolicited payment) Intelligence article discussions with Vista ($21.05 excluding) inquiry from a financial November 20 speculating that • TC meeting • TC meeting sponsor; the party was November 13-14 Diligence access Pluralsight was in included in the process November 11 Negotiations with TRA November 18 provided to Vista co- discussions with Vista (Party E) • Pluralsight’s financial representatives, which investors and lenders offer to reduce TRA • Remaining party (other December 10 advisors re-contacted 2 payment by 25% than Vista) indicates November 30 TC and Board meetings • TC and Board meetings dropped bidders; one that it would not TC and Board meetings party declined to December 11 November 16 increase the prior submit any expression Final TC and Board November 5 Party E drops out of indication @ $20 per of interest and the meetings to approve the Pluralsight announces Q3 process share assuming a $0 other (Party A) transaction earnings TRA payment indicated at $20.00 per share assuming $0 December 13 November 6 • TRA representatives TRA payment Announcement of the Vista submits written agree to a 70% transaction proposal at $16.50 in cash reduction to $127 • Vista verbally assuming $406 million TRA million increased offer @ payment $17.75 per share • TC and Board meetings assuming $406 million TRA payment 29

Forward-Looking Statements; Non-GAAP Reconciliation This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Vista Equity Partners (the “Transaction”), including items considered by the Transaction Committee and our Board of Directors in approving the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Pluralsight for the Transaction or required regulatory approvals are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Pluralsight; and the risks described in the filings that we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on February 25, 2020, and amended on March 2, 2020, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://investors.pluralsight.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. This presentation includes certain non-GAAP financial measures as defined by SEC rules. The non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures set forth on the following page, and not to rely on any single financial measure to evaluate our business.

GAAP to Non-GAAP Reconciliation Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2020 $ Millions High Low GAAP Sales and Marketing Expense 29.5 38.9 41.4 43.9 44.2 50.0 55.8 57.1 62.4 57.8 57.2 — -Equity-based compensation (0.5) (4.4) (4.4) (5.0) (6.3) (8.0) (8.7) (7.7) (9.5) (10.9) (10.9) — -Amortization of acquired intangible assets (0.2) (0.2) — — — (0.0) (0.1) (0.1) (0.1) (0.1) (0.1) — -Employer payroll tazes on employee stock transactions — — — (0.4) (0.6) (0.5) (0.1) (0.1) (0.5) (0.3) (0.2) — -Secondary offering costs — — — — — — — — — — — — -Acquisition-related costs — — — — — — — — — — — — —Non-GAAP Sales and Marketing Expense 28.7 34.3 37.0 38.4 37.3 41.5 46.9 49.2 52.4 46.5 46.1 — —Free Cash Flow Cash provided by (used in) operating activities (10.4) (5.8) 1.9 8.4 5.5 (7.2) (2.2) (7.9) 18.3 (9.3) (2.4) 2.4 1.4 Less: Purchases of property and equipment (1.9) (2.7) (2.0) (2.2) (2.1) (2.5) (3.0) (3.6) (13.9) (6.6) (10.7) (4.3) (4.3) Less: Purchases of content library (0.8) (0.7) (0.8) (1.0) (0.9) (1.5) (1.4) (1.5) (1.7) (2.1) (1.8) (2.2) (2.2) Free Cash Flow (13.1) (9.2) (0.9) 5.2 2.5 (11.1) (6.6) (13.0) 2.7 (18.0) (14.9) (4.1) (5.1) 31

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